DUN & BRADSTREET REPORTS SECOND QUARTER 2020 FINANCIAL RESULTS

Short Hills, NJ, August 6, 2020: Dun & Bradstreet Holdings, Inc. (NYSE: DNB), a leading global provider of business decisioning data and analytics, today announced unaudited financial results for the second quarter ended June 30, 2020. A reconciliation of U.S. generally accepted accounting principles (“GAAP”) to non-GAAP financial measures has been provided in this press release, including the accompanying tables. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

•Revenue of $420.6 million, up 5.4%, and up 5.6% on a constant currency basis; which includes the net impact of lower deferred revenue purchase accounting adjustments of $35.9 million.

•Net loss of $207.1 million, or diluted loss per share of $0.66, and adjusted net income of $81.6 million, or adjusted diluted earnings per share of $0.26.

•Adjusted EBITDA of $176.1 million, up 18.5%, and adjusted EBITDA margin of 41.9%, an increase of 470 basis points; which includes the net impact of lower deferred revenue purchase accounting adjustments of $35.9 million.

•Completed initial public offering and concurrent private placement of $400.0 million in July, raising net proceeds of $2.2 billion.

Dun & Bradstreet Chairman Bill Foley said, “Our recent IPO was a significant milestone for the company, and another step forward as part of our longer journey of transformation. We are excited about the opportunities that lie ahead at Dun & Bradstreet as we work to drive long-term value and sustained growth.”

Dun & Bradstreet CEO Anthony Jabbour said, “Our performance for the quarter was in line with expectations and we continue to make significant progress in our transformation that ultimately supports our long-term strategic goals. Despite a challenging macro-economic environment, our core business fundamentals remained strong and we continue to be uniquely positioned to support our customers through these difficult times.”

Second Quarter 2020 Segment Results

North America

North America revenue was $354.3 million, a decrease of 1.8% as reported and on a constant currency basis. Finance and Risk revenue was $193.6 million, a decrease of 3.6%, and a decrease of 3.5% on a constant currency basis driven by structural changes we made within our legacy Credibility solutions and the impact of COVID-19 on usage volumes. Sales and Marketing revenue was $160.7 million, an increase of 0.4% as reported and on a constant currency basis. North America adjusted EBITDA was $170.1 million, a decrease of 2.8%, with adjusted EBITDA margin of 48.0%, a decrease of 50 basis points.

International

International revenue was $68.4 million, a decrease of 9.9%, and a decrease of 8.9% on a constant currency basis. Finance and Risk revenue was $55.9 million, a decrease of 12.4%, and a decrease of 11.3% on a constant currency basis primarily driven by lower non-recurring revenues in the Worldwide Network along with the impact of COVID-19 on usage volumes. Sales and Marketing revenue was $12.5 million, an increase of 3.5% and an increase of 3.6% on a constant currency basis. International adjusted EBITDA was $20.2 million, a decrease of 26.7%, with adjusted EBITDA margin of 29.5%, a decrease of 670 basis points.

Balance Sheet

As of June 30, 2020, we had cash and cash equivalents of $99.8 million and total debt of $4,061 million. As of June 30, 2020, we had available capacity of $312.5 million on our revolving credit facility.

On July 6, 2020, Dun & Bradstreet completed its initial public offering at an offering price of $22.00 per share. The Company issued 90.0 million shares, including the additional 11.7 million shares purchased by the underwriters resulting from the exercise of their overallotment option. In addition, the Company issued 18.5 million shares in connection with the $400 million concurrent private placement which resulted in net proceeds of $2.2 billion after deducting underwriting discounts and IPO related expenses. Dun & Bradstreet used a portion of the net proceeds to redeem all of its outstanding Series A Preferred Stock and repay $300.0 million of its 10.250% Senior Unsecured Notes outstanding due 2027.

Business Outlook

Dun & Bradstreet’s full year 2020 outlook is as follows:

•Revenue is expected to be in the range of $1,729 million to $1,759 million.
•Adjusted EBITDA is expected to be in the range of $704 million to $724 million.
•Revenue and adjusted EBITDA include a ($21) million impact from deferred revenue purchase accounting, in both the low and high ends of the range.
•Adjusted EPS is expected to be in the range of $0.89 to $0.93.
•Adjusted EPS includes a $(0.04) impact from deferred revenue purchase accounting, in both the low and high ends of the range.

The foregoing forward-looking statements reflect Dun & Bradstreet’s expectations as of today's date and Revenue assumes constant foreign currency rates. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. Dun & Bradstreet does not intend to update its forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

Earnings Conference Call and Audio Webcast

Dun & Bradstreet will host a conference call to discuss the second quarter 2020 financial results on August 6, 2020 at 8:30 a.m. ET. The conference call can be access live over the phone by dialing 833-350-1376, or for international callers 647-689-6655. A replay will be available from 11:30 a.m. ET on August 6, 2020, through August 13, 2020, by dialing 800-585-8367, or for international callers 416-621-4642. The replay passcode will be 7189713.

The call will also be webcast live from Dun & Bradstreet’s investor relations website at https://investor.dnb.com. Following the completion of the call, a recorded replay of the webcast will be available on the website.

About Dun & Bradstreet

Dun & Bradstreet, a leading global provider of business decisioning data and analytics, enables companies around the world to improve their business performance. Dun & Bradstreet’s Data Cloud fuels solutions and delivers insights that empower customers to accelerate revenue, lower cost, mitigate risk, and transform their businesses. Since 1841, companies of every size have relied on Dun & Bradstreet to help them manage risk and reveal opportunity. For more information on Dun & Bradstreet, please visit www.dnb.com.

Use of Non-GAAP Financial Measures

In addition to reporting GAAP results, we evaluate performance and report our results on the non-GAAP financial measures discussed below. We believe that the presentation of these non-GAAP measures provides useful information to investors and rating agencies regarding our results, operating trends and performance between periods. These non-GAAP financial measures include adjusted revenue, adjusted earnings before interest, taxes, depreciation and amortization (‘‘adjusted EBITDA’’), adjusted EBITDA margin and adjusted net income. Adjusted results are non-GAAP measures that adjust for the impact due to purchase accounting application and divestitures, restructuring charges, equity-based compensation, acquisition and divestiture-related costs (such as costs for bankers, legal fees, due diligence, retention payments and contingent consideration adjustments) and other non-core gains and charges that are not in the normal course of our business (such as gains and losses on sales of businesses, impairment charges, effect of significant changes in tax laws and material tax and legal settlements). We exclude amortization of recognized intangible assets resulting from the application of purchase accounting because it is non-cash and not indicative of our ongoing and underlying operating performance. Recognized intangible assets arise from acquisitions, or primarily the Take-Private Transaction. We believe that recognized intangible assets by their nature are fundamentally different from other depreciating assets that are replaced on a predictable operating cycle. Unlike other depreciating assets, such as developed and purchased software licenses or property and equipment, there is no replacement cost once these recognized intangible assets expire and the assets are not replaced. Additionally, our costs to operate, maintain and extend the life of acquired intangible assets and purchased intellectual property are reflected in our operating costs as personnel, data fee, facilities, overhead and similar items. Management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of recognized intangible assets will recur in future periods until such assets have been fully amortized. In addition, we isolate the effects of changes in foreign exchange rates on our revenue growth because we believe it is useful for investors to be able to compare revenue from one period to another, both after and before the effects of foreign exchange rate changes. The change in revenue performance attributable to foreign currency rates is determined by converting both our prior and current periods’ foreign currency revenue by a constant rate. As a result, we monitor our adjusted revenue growth both after and before the effects of foreign exchange rate changes. We believe that these supplemental non-GAAP financial measures provide management and other users with additional meaningful financial information that should be considered when assessing our ongoing performance and comparability of our operating results from period to period. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the factors management uses in planning for and forecasting future periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to our reported results prepared in accordance with GAAP.

Our non-GAAP or adjusted financial measures reflect adjustments based on the following items, as well as the related income tax.

Adjusted Revenue

We define adjusted revenue as revenue adjusted to include revenue for the period from January 8 to February 7, 2019 (‘‘International lag adjustment’’) for the Predecessor related to the lag reporting for our International operations. On a GAAP basis, we report International results on a one-month lag, and for 2019 the Predecessor period for International is December 1, 2018 through January 7, 2019. The Successor period for International is February 8, 2019 (commencing on the closing date of the Take-Private Transaction) through November 30, 2019 for the Successor period from January 1, 2019 to December 31, 2019. The International lag adjustment is to facilitate comparability of 2019 periods to 2020 periods.

Adjusted EBITDA and Adjusted EBITDA Margin

We define adjusted EBITDA as net income (loss) attributable to Dun & Bradstreet Holdings, Inc. (Successor) / The Dun & Bradstreet Corporation (Predecessor) excluding the following items:

•depreciation and amortization;

•interest expense and income;

•income tax benefit or provision;

•other expenses or income;

•equity in net income of affiliates;

•net income attributable to non-controlling interests;

•dividends allocated to preferred stockholders;

•revenue and expense adjustments to include results for the period from January 8 to February 7, 2019, for the Predecessor related to the International lag adjustment (see above discussion);

•other incremental or reduced expenses from the application of purchase accounting (e.g. commission asset amortization);

•equity-based compensation;

•restructuring charges;

•merger and acquisition-related operating costs;

•transition costs primarily consisting of non-recurring incentive expenses associated with our synergy program;

•legal reserve and costs associated with significant legal and regulatory matters; and

•asset impairment.

We calculate adjusted EBITDA margin by dividing adjusted EBITDA by adjusted revenue.

Adjusted Net Income

We define adjusted net income as net income (loss) attributable to Dun & Bradstreet Holdings, Inc. (Successor) / The Dun & Bradstreet Corporation (Predecessor) adjusted for the following items:

•revenue and expense adjustments to include results for the period from January 8 to February 7, 2019, for the Predecessor related to the International lag adjustment (see above discussion);

•incremental amortization resulting from the application of purchase accounting. We exclude amortization of recognized intangible assets resulting from the application of purchase accounting because it is non-cash and is not indicative of our ongoing and underlying operating performance. The Company believes that recognized intangible assets by their nature are fundamentally different from other depreciating assets that are replaced on a predictable operating cycle. Unlike other depreciating assets, such as developed and purchased software licenses or property and equipment, there is no replacement cost once these recognized intangible assets expire and the assets are not replaced. Additionally, the Company’s costs to operate, maintain and extend the life of acquired intangible assets and purchased intellectual property are reflected in the Company’s operating costs as personnel, data fee, facilities, overhead and similar items;

•other incremental or reduced expenses from the application of purchase accounting (e.g. commission asset amortization);

•equity-based compensation;

•restructuring charges;

•merger and acquisition-related operating costs;

•transition costs primarily consisting of non-recurring incentive expenses associated with our synergy program;

•legal reserve and costs associated with significant legal and regulatory matters;

•change in fair value of the make-whole derivative liability associated with the Series A Preferred Stock;

•asset impairment;

•non-recurring pension charges, related to pension settlement charge and actuarial loss amortization eliminated as a result of the Take-Private Transaction;

•dividends allocated to preferred stockholders;

•merger, acquisition and divestiture-related non-operating costs;

•debt refinancing and extinguishment costs; and

•tax effect of the non-GAAP adjustments and the impact resulting from the enactment of the CARES Act.

Adjusted Net Earnings per Diluted Share

We calculate adjusted net earnings per diluted share by dividing adjusted net income (loss) by the weighted average number of common shares outstanding for the period plus the dilutive effect of common shares potentially issuable in connection with awards outstanding under our stock incentive plan. For consistency purposes, we assume the stock split effected on June 23, 2020 at the beginning of each of the Predecessor periods.

Forward-Looking Statements

The statements contained in this release that are not purely historical are forward-looking statements, including statements regarding expectations, hopes, intentions or strategies regarding the future. Forward-looking statements are based on Dun & Bradstreet’s management’s beliefs, as well as assumptions made by, and information currently available to, them. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. It is not possible to predict or identify all risk factors. Consequently, the risks and uncertainties listed below should not be considered a complete discussion of all of our potential trends, risks and uncertainties. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

The risks and uncertainties that forward-looking statements are subject to include, but are not limited to: (i) an outbreak of disease, global or localized health pandemic or epidemic, or the fear of such an event (such as the COVID-19 global pandemic), including the global economic uncertainty and measures taken in response; (ii) the short- and long-term effects of the COVID-19 global pandemic, including the pace of recovery or any future resurgence; (iii) our ability to implement and execute our strategic plans to transform the business; (iv) our ability to develop or sell solutions in a timely manner or maintain client relationships; (v) competition for our solutions; (vi) harm to our brand and reputation; (vii) unfavorable global economic conditions; (viii) risks associated with operating and expanding internationally; (ix) failure to prevent cybersecurity incidents or the perception that confidential information is not secure; (x) failure in the integrity of our data or systems; (xi) system failures and personnel disruptions, which could delay the delivery of our solutions to our clients; (xii) loss of access to data sources; (xiii) failure of our software vendors and network and cloud providers to perform as expected or if our relationship is terminated; (xiv) loss or diminution of one or more of our key clients, business partners or government contracts; (xv) dependence on strategic alliances, joint ventures and acquisitions to grow our business; (xvi) our ability to protect our intellectual property adequately or cost-effectively; (xvii) claims for intellectual property infringement; (xviii) interruptions, delays or outages to subscription or payment processing platforms; (xix) risks related to acquiring and integrating businesses and divestitures of existing businesses; (xx) our ability to retain members of the senior leadership team and attract and retain skilled employees; (xxi) compliance with governmental laws and regulations; (xxii) risks associated with our structure and status as a "controlled company;" and (xxiii) the other factors described under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Cautionary Note Regarding Forward-Looking Statements” and other sections of our final prospectus dated June 30, 2020 and filed with the Securities and Exchange Commission on July 2, 2020, in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 and the Company’s subsequent filings with the Securities and Exchange Commission.

Dun & Bradstreet Holdings, Inc.
Condensed Consolidated Statement of Operations (Unaudited)
(Amounts in millions, except per share data)

	Three-Month Period		Six-Month Period

	Successor				Predecessor
	Three Months Ended June 30, 2020	Three Months Ended June 30, 2019	Six Months Ended June 30, 2020	Period from January 1 to June 30, 2019	Period from January 1 to February 7, 2019
Revenue	$420.6	$398.9	$815.9	$573.0	$178.7
Operating expenses	139.2	127.8	278.1	192.2	56.7
Selling and administrative expenses	143.4	126.0	269.3	339.6	122.4
Depreciation and amortization	132.6	136.8	266.9	217.3	11.1
Restructuring charge	6.8	17.4	11.3	35.9	0.1
Operating costs	422.0	408.0	825.6	785.0	190.3
Operating income (loss)	(1.4)	(9.1)	(9.7)	(212.0)	(11.6)
Interest income	0.2	0.6	0.5	1.6	0.3
Interest expense	(78.0)	(86.0)	(161.0)	(135.0)	(5.5)
Other income (expense) - net	(122.7)	8.1	(32.7)	12.3	(86.0)
Non-operating income (expense) - net	(200.5)	(77.3)	(193.2)	(121.1)	(91.2)
Income (loss) before provision (benefit) for income taxes and equity in net income of affiliates	(201.9)	(86.4)	(202.9)	(333.1)	(102.8)
Less: provision (benefit) for income taxes	(27.5)	(23.1)	(101.8)	(60.1)	(27.5)
Equity in net income of affiliates	0.6	2.8	1.2	2.9	0.5
Net income (loss)	(173.8)	(60.5)	(99.9)	(270.1)	(74.8)
Less: net (income) loss attributable to the non-controlling interest	(1.2)	(1.5)	(1.6)	(1.9)	(0.8)
Less: Dividends allocated to preferred stockholders	(32.1)	(32.0)	(64.1)	(49.9)	—
Net income (loss) attributable to Dun & Bradstreet Holdings, Inc. (Successor) / The Dun & Bradstreet Corporation (Predecessor)	(207.1)	(94.0)	(165.6)	(321.9)	(75.6)
Basic earnings (loss) per share of common stock:
Net income (loss) attributable to Dun & Bradstreet Holdings, Inc. (Successor) / The Dun & Bradstreet Corporation (Predecessor)	$(0.66)	$(0.30)	$(0.53)	$(1.02)	$(2.04)
Diluted earnings (loss) per share of common stock:
Net income (loss) attributable to Dun & Bradstreet Holdings, Inc. (Successor) / The Dun & Bradstreet Corporation (Predecessor)	$(0.66)	$(0.30)	$(0.53)	$(1.02)	$(2.04)
Weighted average number of shares outstanding-basic	314.5	314.5	314.5	314.5	37.2
Weighted average number of shares outstanding-diluted	314.5	314.5	314.5	314.5	37.2

Dun & Bradstreet Holdings, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(Amounts in millions, except share data and per share data)

	June 30, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$99.8	$98.6
Accounts receivable, net of allowance of $10.1 at June 30, 2020 and $7.3 at December 31, 2019 (Note 3)	246.2	269.3
Other receivables	7.9	10.0
Prepaid taxes	91.8	4.0
Other prepaids	36.8	31.4
Other current assets	6.5	4.6
Total current assets	489.0	417.9
Non-current assets
Property, plant and equipment, net of accumulated depreciation of $12.0 at June 30, 2020 and $7.5 at December 31, 2019	28.1	29.4
Computer software, net of accumulated amortization of $85.5 at June 30, 2020 and $52.9 at December 31, 2019	391.8	379.8
Goodwill	2,848.0	2,840.1
Deferred income tax	13.7	12.6
Other intangibles	5,022.3	5,251.4
Deferred costs	61.5	47.0
Other non-current assets	130.7	134.6
Total non-current assets	8,496.1	8,694.9
Total assets	$8,985.1	$9,112.8
Liabilities
Current liabilities
Accounts payable	$59.9	$55.0
Accrued payroll	59.8	137.9
Accrued income tax	23.2	7.8
Short-term debt	325.3	81.9
Cumulative Series A Preferred Stock redemption liability	1,067.9	—
Make-whole derivative liability	205.2	172.4
Other accrued and current liabilities	191.5	167.3
Deferred revenue	520.8	467.5
Total current liabilities	2,453.6	1,089.8
Long-term pension and postretirement benefits	185.7	206.6
Long-term debt	3,620.8	3,818.9
Liabilities for unrecognized tax benefits	17.1	16.8
Deferred income tax	1,187.8	1,233.5
Other non-current liabilities	131.1	137.7
Total liabilities	7,596.1	6,503.3
Commitments and contingencies

Cumulative Series A Preferred Stock $0.001 par value per share,1,050,000 shares authorized and issued at June 30, 2020 and December 31, 2019; Liquidation Preference of $1,067.9 at June 30, 2020 and December 31, 2019	—	1,031.8
Equity
Successor Common Stock, $0.0001 par value per share, authorized—2,000,000,000 shares; issued— 314,494,968 shares	—	—
Capital surplus	2,043.9	2,116.9
Accumulated deficit	(675.0)	(573.5)
Accumulated other comprehensive loss	(37.8)	(23.5)
Total stockholder equity	1,331.1	1,519.9
Non-controlling interest	57.9	57.8
Total equity	1,389.0	1,577.7
Total liabilities and stockholder equity	$8,985.1	$9,112.8

Dun & Bradstreet Holdings, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(Amounts in millions)

	Successor		Predecessor
	Six Months Ended June 30, 2020	Period from January 1 to June 30, 2019	Period from January 1 to February 7, 2019
Cash flows provided by (used in) operating activities:
Net income (loss)	$(99.9)	$(270.1)	$(74.8)
Reconciliation of net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	266.9	217.3	11.1
Amortization of unrecognized pension loss (gain)	(0.2)	—	3.8
Pension settlement charge	—	—	85.8
Pension settlement payments	—	(105.9)	(190.5)
Impairment of assets	—	2.3	—
Income tax benefit from stock-based awards	—	—	10.3
Equity-based compensation expense	28.9	59.5	11.7
Restructuring charge	11.3	35.9	0.1
Restructuring payments	(10.6)	(17.2)	(2.1)
Change in fair value of make-whole derivative liability	32.8	—	—
Changes in deferred income taxes	(43.3)	(72.0)	(33.2)
Changes in prepaid and accrued income taxes	(78.0)	(2.8)	(8.1)
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	21.9	47.8	16.3
(Increase) decrease in other current assets	(7.8)	8.5	(1.2)
Increase (decrease) in deferred revenue	59.5	78.1	20.8
Increase (decrease) in accounts payable	5.1	(24.6)	37.8
Increase (decrease) in accrued liabilities	(54.2)	(94.2)	(39.7)
Increase (decrease) in other accrued and current liabilities	1.8	56.3	25.1
(Increase) decrease in other long-term assets	(14.1)	(22.6)	(96.0)
Increase (decrease) in long-term liabilities	(25.9)	(35.4)	154.6
Non-cash foreign exchange impacts	(7.4)	1.5	—
Net, other non-cash adjustments (1)	27.6	2.9	2.8
Net cash provided by (used in) operating activities	114.4	(134.7)	(65.4)
Cash flows provided by (used in) investing activities:
Payments for acquisitions of businesses, net of cash acquired	(15.8)	(5,951.1)	—
Cash settlements of foreign currency contracts	0.1	0.8	—
Capital expenditures	(3.3)	(6.9)	(0.2)
Additions to computer software and other intangibles	(46.0)	(20.8)	(5.1)
Net cash provided by (used in) investing activities	(65.0)	(5,978.0)	(5.3)
Cash flows provided by (used in) financing activities:
Proceeds from successor shareholders	—	3,101.4	—
Payments of dividends	(64.1)	(32.0)	—
Proceeds from borrowings on Predecessor's Credit Facility	—	—	167.0
Proceeds from issuance of Successor's Senior Notes	—	1,450.0	—
Proceeds from borrowings on Successor's Credit Facility	404.7	30.9	—
Proceeds from borrowings on Successor's Term Loan Facility - net of issuance discount	—	2,479.4	—
Proceeds from borrowings on Successor's Bridge Loan	—	63.0	—
Retirement of Predecessor's Senior Notes	—	(625.1)	—
Payments of borrowings on Predecessor's Credit Facility	—	—	(70.0)
Payments of borrowings on Successor's Term Loan Facilities	(6.3)	—	—
Payments of borrowings on Successor's Bridge Loan	(63.0)	—	—
Payments of borrowings on Successor's Credit Facility	(317.2)	(30.9)	—
Payment of debt issuance costs	—	(122.6)	—
Debt extinguishment costs	(0.8)	—	—
Net, other	(1.3)	(3.3)	(0.1)
Net cash provided by (used in) financing activities	(48.0)	6,310.8	96.9
Effect of exchange rate changes on cash and cash equivalents	(0.2)	1.4	1.2
Increase (decrease) in cash and cash equivalents	1.2	199.5	27.4
Cash and cash equivalents, beginning of period	98.6	—	90.2
Cash and cash equivalents, end of period	$99.8	$199.5	$117.6
Supplemental disclosure of cash flow information:
Cash paid for:
Income taxes, net of refunds	$19.4	$14.3	$3.4
Interest	$135.7	$74.2	$2.4
(1) Includes non-cash adjustments for the write down of deferred debt issuance costs and discount associated with the partial redemption of the Senior Unsecured Notes.

Dun & Bradstreet Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
(Amounts in millions)

Reconciliation of Revenue to Adjusted Revenue

	Three-Month Period		Six-Month Period

	Successor				Predecessor
	Three Months Ended June 30, 2020	Three Months Ended June 30, 2019	Six Months Ended June 30, 2020	Period from January 1 to June 30, 2019	Period from January 1 to February 7, 2019
Revenue	$420.6	$398.9	$815.9	$573.0	$178.7
International lag adjustment	—	—	—	—	25.9
Adjusted revenue (a)	420.6	398.9	815.9	573.0	204.6
Foreign currency impact	2.7	1.8	4.2	2.1	1.0
Adjusted revenue before the effect of foreign currency	$423.3	$400.7	$820.1	$575.1	$205.6

North America	$354.3	$360.9	$695.8	$542.1	$148.2
International	68.4	76.0	139.6	91.0	56.4
Segment revenue	422.7	436.9	835.4	633.1	204.6
Corporate and other (a)	(2.1)	(38.0)	(19.5)	(60.1)	—
Foreign currency impact	2.7	1.8	4.2	2.1	1.0
Adjusted revenue before the effect of foreign currency	$423.3	$400.7	$820.1	$575.1	$205.6

(a) Includes deferred revenue purchase accounting adjustments	$(2.1)	$(38.0)	$(19.5)	$(60.1)	$—

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three-Month Period		Six-Month Period

	Successor				Predecessor
	Three Months Ended June 30, 2020	Three Months Ended June 30, 2019	Six Months Ended June 30, 2020	Period from January 1 to June 30, 2019	Period from January 1 to February 7, 2019
Net income (loss) attributable to Dun & Bradstreet Holdings, Inc. (Successor) / Dun & Bradstreet Corporation (Predecessor)	$(207.1)	$(94.0)	$(165.6)	$(321.9)	$(75.6)
Depreciation and amortization	132.6	136.8	266.9	217.3	11.1
Interest expense - net	77.8	85.4	160.5	133.4	5.2
(Benefit) provision for income tax - net	(27.5)	(23.1)	(101.8)	(60.1)	(27.5)
EBITDA	(24.2)	105.1	160.0	(31.3)	(86.8)
Other income (expense) - net	122.7	(8.1)	32.7	(12.3)	86.0
Equity in net income of affiliates	(0.6)	(2.8)	(1.2)	(2.9)	(0.5)
Net income (loss) attributable to non-controlling interest	1.2	1.5	1.6	1.9	0.8
Dividends allocated to preferred stockholders	32.1	32.0	64.1	49.9	—
International lag adjustment	—	—	—	—	2.7
Other incremental or reduced expenses from the application of purchase accounting	(4.9)	(6.4)	(9.9)	(10.5)	—
Equity-based compensation	25.1	3.7	28.9	4.2	11.7
Restructuring charges	6.8	17.4	11.3	35.9	0.1
Merger and acquisition-related operating costs	2.0	1.2	4.4	148.6	52.0
Transition costs	15.7	2.5	17.3	3.5	0.3
Legal reserve associated with significant legal and regulatory matters	—	0.1	—	(0.2)	—
Asset impairment	0.2	2.3	0.3	2.3	—
Adjusted EBITDA	$176.1	$148.5	$309.5	$189.1	$66.3

North America	170.1	175.1	313.9	246.6	55.3
International	20.2	27.5	43.4	30.3	20.3
Corporate and other (a)	(14.2)	(54.1)	(47.8)	(87.8)	(9.3)
Adjusted EBITDA (a)	$176.1	$148.5	$309.5	$189.1	$66.3
Adjusted EBITDA Margin (b)	41.9%	37.2%	37.9%	33.0%	32.4%
(a) Including impact of deferred revenue purchase accounting adjustments:
Impact to adjusted EBITDA	$(2.1)	$(38.0)	$(19.5)	$(60.1)	$—
Impact to adjusted EBITDA margin	(0.3)%	(5.5)%	(1.5)%	(6.4)%	—%
(b) Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by adjusted revenue.

Dun & Bradstreet Holdings, Inc.
Segment Adjusted Revenue and Adjusted EBITDA (Unaudited)
(Amounts in millions)

	Successor
	Three months ended June 30, 2020
	North America	International	Corporate and Other (a)	Total
Adjusted revenue	$354.3	$68.4	$(2.1)	$420.6
Total operating costs	195.3	50.1	14.0	259.4
Operating income (loss)	159.0	18.3	(16.1)	161.2
Depreciation and amortization	11.1	1.9	1.9	14.9
Adjusted EBITDA	$170.1	$20.2	$(14.2)	$176.1

Adjusted EBITDA margin	48.0%	29.5%	N/A	41.9%

	Successor
	Six months ended June 30, 2020
	North America	International	Corporate and Other (a)	Total
Adjusted revenue	$695.8	$139.6	$(19.5)	$815.9
Total operating costs	403.7	99.8	32.1	535.6
Operating income (loss)	292.1	39.8	(51.6)	280.3
Depreciation and amortization	21.8	3.6	3.8	29.2
Adjusted EBITDA	$313.9	$43.4	$(47.8)	$309.5

Adjusted EBITDA margin	45.1%	31.1%	N/A	37.9%

	Successor
	Three months ended June 30, 2019
	North America	International	Corporate and Other (a)	Total
Adjusted revenue	$360.9	$76.0	$(38.0)	$398.9
Total operating costs	195.8	50.3	17.7	263.8
Operating income (loss)	165.1	25.7	(55.7)	135.1
Depreciation and amortization	10.0	1.8	1.6	13.4
Adjusted EBITDA	$175.1	$27.5	$(54.1)	$148.5

Adjusted EBITDA margin	48.5%	36.2%	N/A	37.2%

	Successor
	Period from January 1 to June 30, 2019
	North America	International	Corporate and Other (a)	Total
Adjusted revenue	$542.1	$91.0	$(60.1)	$573.0
Total operating costs	310.7	63.0	30.3	404.0
Operating income (loss)	231.4	28.0	(90.4)	169.0
Depreciation and amortization	15.2	2.3	2.6	20.1
Adjusted EBITDA	$246.6	$30.3	$(87.8)	$189.1

Adjusted EBITDA margin	45.5%	33.3%	N/A	33.0%

	Predecessor
	Period from January 1 to February 7, 2019
	North America	International	Corporate and Other (a)	Total
Adjusted revenue	$148.2	$56.4	$—	$204.6
Total operating costs	98.6	37.6	10.1	146.3
Operating income (loss)	49.6	18.8	(10.1)	58.3
Depreciation and amortization	5.7	1.5	0.8	8.0
Adjusted EBITDA	$55.3	$20.3	$(9.3)	$66.3

Adjusted EBITDA margin	37.4%	35.6%	N/A	32.4%

(a) Includes deferred revenue purchase accounting adjustments.

Dun & Bradstreet Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
(Amounts in millions)

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)

	Three-Month Period		Six-Month Period

	Successor				Predecessor
	Three Months Ended June 30, 2020	Three Months Ended June 30, 2019	Six Months Ended June 30, 2020	Period from January 1 to June 30, 2019	Period from January 1 to February 7, 2019
Net income (loss) attributable to Dun & Bradstreet Holdings, Inc. (Successor) / The Dun & Bradstreet Corporation (Predecessor)	$(207.1)	$(94.0)	$(165.6)	$(321.9)	$(75.6)
Lag adjustment	—	—	—	—	2.7
Incremental amortization of intangible assets resulting from the application of purchase accounting	117.6	123.4	237.7	197.2	3.0
Other incremental or reduced expenses from the application of purchase accounting	(4.9)	(6.4)	(9.9)	(10.5)	—
Equity-based compensation	25.1	3.7	28.9	4.2	11.7
Restructuring charges	6.8	17.4	11.3	35.9	0.1
Merger and acquisition-related operating costs	2.0	1.2	4.4	148.6	52.0
Transition costs	15.7	2.5	17.3	3.5	0.3
Legal reserve and costs associated with significant legal and regulatory matters	—	0.1	—	(0.2)	—
Change in fair value of make-whole derivative liability	102.6	—	32.8	—	—
Asset impairment	0.2	2.3	0.3	2.3	—
Non-recurring pension charges	—	—	—	0.1	89.4
Dividends allocated to preferred stockholders	32.1	32.0	64.1	49.9	—
Merger and acquisition-related non-operating costs	—	—	—	(0.8)	0.5
Debt refinancing and extinguishment costs	41.3	—	48.3	—	—
Tax impact of the CARES Act	1.9	—	(53.7)	—	—
Tax effect of the non-GAAP adjustments	(51.7)	(37.5)	(85.6)	(72.4)	(38.3)
Adjusted net income (loss) attributable to Dun & Bradstreet Holdings, Inc. (Successor) / The Dun & Bradstreet Corporation (Predecessor) (a)	$81.6	$44.7	$130.3	$35.9	$45.8
Adjusted diluted earnings (loss) per share of common stock	$0.26	$0.14	$0.41	$0.11	$0.15
Weighted average number of shares outstanding - diluted (b)	314.5	314.5	314.5	314.5	314.5

(a) Including impact of deferred revenue purchase accounting adjustments:
Pre-tax impact	$(2.1)	$(38.0)	$(19.5)	$(60.1)	$—
Tax impact	0.5	8.2	5.0	12.9	—
Net impact to adjusted net income (loss) attributable to Dun & Bradstreet Holdings, Inc. (Successor) / The Dun & Bradstreet Corporation (Predecessor)	$(1.6)	$(29.8)	$(14.5)	$(47.2)	$—
Net impact to adjusted diluted earnings (loss) per share of common stock	$—	$(0.10)	$(0.05)	$(0.15)	$—
(b) For consistency purposes, we assume the stock split effected on June 23, 2020 at the beginning of each of the Predecessor periods.

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Media Contact:
Lisette Kwong
973-921-6263
KwongL@dnb.com

Investor Contact:
Debra McCann
973-921-6008
IR@dnb.com